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                                                                   EXHIBIT 10.70




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                          PROJECT COMPLETION AGREEMENT

                                      AMONG

                          TEBEREBIE GOLDFIELDS LIMITED,

                             THE PIONEER GROUP, INC.

                                       AND

                    OVERSEAS PRIVATE INVESTMENT CORPORATION

                          DATED AS OF OCTOBER 28, 1996




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                          PROJECT COMPLETION AGREEMENT
                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

Section 1.  Definitions .....................................................1
Section 2.  Interpretation ..................................................2
Section 4.  Nature of Obligations ...........................................7
Section 5.  Waiver ..........................................................9
Section 6.  Reinstatement of Guaranty .......................................9
Section 7.  Payments Free and Clear of Taxes, Etc ...........................9
Section 8.  Representations and Warranties .................................10
Section 9.  Covenants of the Sponsor .......................................12
Section 10. Subrogation and Subordination ..................................13
Section 11. Payments .......................................................13
Section 12. Remedies; No Waiver ............................................14
Section 13. Time of Essence ................................................14
Section 14. Jurisdiction and Consent to Suit ...............................14
Section 15. Successors and Assigns .........................................15
Section 16. Benefits of Agreement ..........................................15
Section 17. Notices ........................................................15
Section 18. GOVERNING LAW ..................................................17
Section 19. Jury Trial Waiver ..............................................17
Section 20. Severability ...................................................18
Section 21. Amendments .....................................................18
Section 22. Waiver of Litigation Payments ............................. ....18
Section 23. Indemnity ......................................................18
Section 24. Counterparts ...................................................18
Section 25. Termination ....................................................19



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                          PROJECT COMPLETION AGREEMENT

     PROJECT COMPLETION AGREEMENT ("Agreement"), dated as of October 28, 1996, by and among TEBEREBIE GOLDFIELDS LIMITED, a company organized and existing under the laws of the Republic of Ghana (the "Company"), THE PIONEER GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Sponsor"), and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Sponsor, through its direct and indirect wholly-owned subsidiaries, is the beneficial owner of ninety percent (90%) of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, under a Finance Agreement with the Company, dated as of the date hereof (the "Finance Agreement"), OPIC will provide a credit facility of up to $19,000,000 (the "Loan") to the Company upon condition, among other things, that the Sponsor enter into and perform this Agreement;

     WHEREAS, the Sponsor desires to induce OPIC to provide the Loan, and, therefore, is willing to cause the Company to achieve Project Completion (as defined below) and in the interim to guarantee (on the terms set forth herein) the Company's obligations and the repayment of the Loan; and

     WHEREAS, all things have been done that are necessary to constitute this Agreement a valid contract;

     NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:

SECTION 1. DEFINITIONS.

     (a) Terms of this Agreement beginning with capital letters shall have the definitions given in the Finance Agreement, unless the context otherwise requires or specifies.

     (b) In addition, as used herein, the following terms shall have the following meanings:

     "COMPLETION CERTIFICATE" shall have the meaning ascribed thereto in Section 3(d)(v).




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                                       -2-


     "COMPLETION DATE" shall have the meaning ascribed thereto in Section 3(d).

     "INDEMNIFIED PERSONS" shall have the meaning ascribed thereto in Section
24.

     "PCA CALL" shall have the meaning ascribed thereto in Section 3(e)(i).

     "PCA CALL AMOUNT" shall have the meaning ascribed thereto in Section
3(e)(i).

     "PCA SUBSCRIPTION" shall have the meaning ascribed thereto in Section 3(f).

     "PCA SUBORDINATED LOAN" shall have the meaning ascribed thereto in Section 3(f).

     "PROJECT COMPLETION" shall have the meaning ascribed thereto in Section
3(d).

SECTION 2. INTERPRETATION.

     The rules of interpretation for this Agreement and the Exhibits hereto set forth in Section 1.02 of the Finance Agreement shall apply mutatis mutandis to this Agreement and the Exhibits hereto as if set forth in full in this Section 2.

SECTION 3. PROJECT COMPLETION.

     (a) SPONSOR'S OBLIGATIONS. Subject to the terms and conditions hereof, the Sponsor hereby agrees, (i) to cause the Company to fulfill all of the requirements needed to achieve Project Completion, (ii) up to the Completion Date, to unconditionally and irrevocably guarantee the payment of all of the Company's financial obligations as they become due and payable, including, without limitation, the Company's obligations under the Finance Agreement and the Notes, and (iii) upon a PCA Call from OPIC at any time or from time to time prior to the Completion Date, to make payment in full of the PCA Call Amount demanded from the Sponsor under the terms and conditions specified herein, PROVIDED the Sponsor shall not be required under this Section 3(a) to make any payment to the extent that the amount of such payment, when added to all other amounts paid by the Sponsor pursuant to this Section 3(a), exceeds the aggregate amount of Restricted Payments paid by the Company from March 31, 1995 through the date of such payment. Any such Restricted Payment, if paid in currency or assets other than Dollars, shall be valued at the amount of Dollars that the Sponsor could have obtained therewith if such currency or assets had been converted to Dollars at the rate available or that would have been available to the Sponsor on the date of such Restricted Payment was paid that would have yielded the greatest amount of Dollars.

     (b) In addition to its obligations under paragraph (a), the Sponsor agrees, up to the Completion Date, to unconditionally and irrevocably guaranty the payment of the Company's payment obligations under the Finance Agreement and the Notes as they become due and payable,




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PROVIDED that the Sponsor shall have no obligation to pay any part of any such payment obligation pursuant to this paragraph at any time to the extent that the amount due and payable exceeds the lesser of (x) the Cash Flow Deficit at such time MINUS the amount (if any) previously paid by the Sponsor pursuant to this paragraph during the fiscal quarter of the Company in which such date occurs and
(y) $9,000,000 MINUS the sum of all amounts previously paid pursuant to this paragraph. For this purpose, the term, "Cash Flow Deficit" shall mean, on any date on which the Debt Service Coverage Ratio is less than 1.4:1, the additional Adjusted Net Income that would have been required during the four most recently completed fiscal quarters of the Company in order for the Debt Service Coverage Ratio on such date to equal 1.4:1.

     (c) Payments made by the Sponsor that would be payable either under paragraph (a) or paragraph (b) hereof shall be deemed to have been made first pursuant to paragraph (b) hereof, to the extent that the Sponsor at the time of payment was obligated to make such payment thereunder, and SECOND pursuant to paragraph (a) hereof, to the extent not deemed to have been made pursuant to paragraph (b) hereof. Payments made by the Sponsor that would be payable either under this Project Completion Agreement or under any other guaranty by the Sponsor of the Company's obligations to OPIC shall be deemed to have been made first pursuant to such other guaranty, to the extent the Sponsor at the time of payment was obligated to make such payment thereunder, and second pursuant to this Agreement, to the extent not deemed to have been made pursuant to such other guaranty.

     (d) PROJECT COMPLETION DEFINED. "PROJECT COMPLETION" shall be deemed to mean and to occur on the date (the "COMPLETION DATE") that OPIC notifies the Sponsor that the following conditions have been accomplished to the satisfaction of OPIC as of the date of the Completion Certificate:

          (i) PHYSICAL COMPLETION TESTS: all buildings, equipment, facilities, and necessary infrastructure for the Project shall have been procured, constructed and installed utilizing first-class standards of workmanship and materials and in accordance with the Project plans and specifications, shall be operational and in good working condition, and shall meet manufacturers' specifications and the terms of applicable construction agreements;

          (ii) OPERATIONAL COMPLETION TESTS: after satisfaction of the foregoing physical completion test the Company shall have demonstrated its production capabilities by producing 195,000 troy ounces of gold over a period of six consecutive months;

          (iii) LEGAL CONDITIONS: (a) the Company shall have good freehold title or valid leasehold interests free and clear of all Liens and encumbrances (except for Permitted Liens) to all of the land and all buildings, equipment, and facilities referred to above, and to all other facilities now or then known to be required for the Project;




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               (b) the Company shall have granted Liens in favor of OPIC (x)
with respect to all of the assets on which Liens were to have been granted as a condition to the first Disbursement of the Loan as contemplated by Section 4.03(b) of the Finance Agreement and (y) as required by the terms of the Security Documents and Section 6.12 of the Finance Agreement;

               (c) the Company shall have met all of its material obligations of any kind through the Completion Date (other than obligations that have been waived), including, without limitation, payment of all amounts at any time to become due under contracts for construction, procurement, installation, and improvement of land, buildings, equipment, and facilities for the Project;

               (d) each Financing Document remains in full force and effect; and

               (e) no Event of Default (or condition or event that, with the giving of notice, or lapse of time, or both, could constitute an Event of Default) under the Finance Agreement shall then exist;

          (iv) FINANCIAL TESTS: (A) the ratio of the Company's Indebtedness to its Tangible Net Worth shall not exceed 1.5 to 1; and

               (b) the Company shall have made at least one principal repayment on the Loan as and when due;

          (v) ENVIRONMENTAL TESTS: (A) the Company shall have provided OPIC with (x) a final plan, satisfactory to OPIC, including a schedule for implementation, to ensure that operations and waste rock disposal do not produce significant environmental impacts and (y) an erosion and sediment control plan, satisfactory to OPIC, including a schedule for implementation, that when implemented will cause the Company to be in compliance with the Environmental Standards for erosion and sediment control or otherwise includes significant conservation and mitigation measures satisfactory to OPIC;

               (b) the Company shall have caused SGS Environment: A Division of SGS Laboratory Services (Ghana) Limited to update the Environmental Impact Statement draft dated November, 1995, to confirm that the Company's revised plans for both pH levels and discharge of cyanide at final closure of the Teberebie Mine are consistent with the Environmental Standards;

               (c) the Company shall have revised the Environmental Action Plan dated April, 1996, to include a solid waste management plan satisfactory to OPIC, including a schedule for implementation; and

               (d) the Company shall have fully completed all aspects of implementation of the plans referred to in paragraphs (A) and (c) hereof; and




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          (vi)   COMPLETION CERTIFICATE DELIVERY: (A) the Sponsor shall have furnished OPIC with a certificate substantially in the form of Exhibit A (the "COMPLETION CERTIFICATE") certifying that each of the requirements set forth in clauses (i) through (v) above has been satisfied as of the date of the Completion Certificate; and

               (b) following receipt of the Completion Certificate, OPIC shall have determined that each of the requirements set forth in clauses (i) through
(v) above has been satisfied and shall have so notified the Sponsor in writing; PROVIDED that:

     (1) OPIC may require confirmation, at the Sponsor's expense, of any provision of such Completion Certificate, including by requesting delivery to OPIC of an independent consultant's report or an opinion of counsel satisfactory to OPIC; and

     (2) OPIC shall have the right to make reasonable requests for additional information or documents from the Sponsor to substantiate the accuracy or completeness of the Completion Certificate.

     Unless within ninety (90) days following receipt by OPIC of the Completion Certificate, OPIC notifies the Sponsor that either OPIC objects to the Completion Certificate or that such Certificate is inaccurate or incomplete and sets forth the basis for such objection or determination (which determination shall not be unreasonable), as the case may be, OPIC shall be deemed to have notified the Sponsor that Project Completion and the Completion Date occurred on the last day of such ninety (90)-day period.

     (e) CALLS FOR COMPLETION FUNDS.

          (i) If, from time to time, prior to the Completion Date, in the opinion of OPIC, the Company has insufficient funds to achieve Project Completion or to meet its obligations as they become due and payable, whether at stated maturity, by acceleration or otherwise (including, without limitation, all obligations due under or with respect of the Finance Agreement or the Notes), and any expenses (including reasonable attorneys' fees and expenses) incurred by OPIC in enforcing any rights under this Agreement), OPIC shall have the right, subject to the proviso contained in Section 3(a), to give written notice (each such notice shall be referred to herein as a "PCA CALL") to the Sponsor demanding payment of the amount of such deficiency (the "PCA CALL AMOUNT").

          (ii) The Sponsor agrees that it shall make payment, no later than ten (10) Business Days following the date of a PCA Call sent to it, of the full PCA Call Amount demanded from it in Dollars in immediately available funds.




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                                       -6-

          (iii) Payment of any PCA Call Amount shall be made as directed by OPIC in the PCA Call, whether to OPIC, or to the Company, or for application to any other obligations of the Company as OPIC may specify in its sole discretion. The Company hereby authorizes OPIC to establish an escrow account on the Company's behalf at a financial institution selected by OPIC for receipt of such funds to be advanced by the Sponsor, and the Sponsor agrees, if so directed by OPIC, to deposit the funds to be advanced by it in such escrow account. The Company hereby irrevocably authorizes and directs OPIC to charge from time to time such escrow account for amounts deemed necessary or desirable by OPIC, in its sole discretion, to be expended to cause the Company to achieve Project Completion or pay any or all debts or liabilities of the Company, including without limitation, principal, interest, or other amounts due under the Finance Agreement or the Notes, which have become due and payable (by stated maturity, acceleration, or otherwise) prior to the Completion Date or to protect OPIC's Liens. The Company hereby grants OPIC an irrevocable power of attorney, coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents to establish and operate such escrow account. The Sponsor and the Company agree that OPIC shall not incur any liability in connection with or arising from its exercise of such power of attorney or of the rights assigned to OPIC pursuant to this paragraph.

     (f) INVESTMENT OF FUNDS.

          (i) Each advance of funds directed by OPIC to be made to the Company hereunder by the Sponsor shall, at the Sponsor's option, be (i) an equity investment in cash (a "PCA SUBSCRIPTION"), (ii) a subordinated loan (a "PCA SUBORDINATED LOAN"), or (iii) any combination thereof. No later than the tenth (10th) Business Day following the date of a PCA Call, the Sponsor shall give notice to OPIC of which part of the PCA Call Amount shall be advanced as a PCA Subscription and which part as a PCA Subordinated Loan. If the Sponsor fails to specify the form in which such funds are to be provided to meet a PCA Call, such funds shall be provided as a PCA Subordinated Loan.

          (ii) Any PCA Subscription or PCA Subordinated Loan shall be upon such terms and conditions as shall be acceptable to OPIC and the documents evidencing such PCA Subscription or PCA Subordinated Loan shall be in form and substance satisfactory to OPIC.

          (iii) If made as a PCA Subordinated Loan, such advance shall be: (A) evidenced by promissory notes of the Company making express reference to this Agreement and to the Subordination Agreement and dated the date of such advance; and (B) if made on behalf of the Sponsor by another Person that is not a party to the Subordination Agreement, accompanied by an agreement of such Person that such PCA Subordinated Loan shall be subordinated in right of payment and in liquidation to the same extent as if such PCA Subordinated Loan were Subordinated Debt subject to the Subordination Agreement and such other Person were a Subordinated Creditor (as defined therein).




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                                       -7-


          (iv) The Sponsor and the Company hereby agree to take all actions and execute all documents required by OPIC to implement each PCA Subscription and PCA Subordinated Loan in accordance with this Agreement.

          (v) It is understood that a PCA Subordinated Loan, insofar as it is subordinated to the Loan on the terms set forth in the Subordination Agreement, constitutes Indebtedness described in Section 7.02(f) of the Finance Agreement and that the terms of this Agreement are not intended to impose any additional subordination requirements in respect of any such Indebtedness that is subject to the Subordination Agreement, beyond what is set forth therein.

SECTION 4. NATURE OF OBLIGATIONS.

     (a) The obligations of the Sponsor under this Agreement are direct, absolute, unconditional, and irrevocable and shall not to any extent or in any way be reduced, limited, terminated, discharged, impaired, or otherwise affected by any of the following:

          (i) the Company's failure to pay a fee or provide other consideration to the Sponsor in consideration of its entering into this Agreement;

          (ii) the invalidity, lack of regularity, or unenforceability of any PCA Call or the absence of any action to enforce the same;

          (iii) the occurrence or continuance of any Event of Default under the Finance Agreement or the Notes or any acceleration or required prepayment of the Indebtedness of the Company under or in respect of the Finance Agreement or the Notes as a result thereof or otherwise;

          (iv) any lack of validity or enforceability of, or any misrepresentation, irregularity, or other defect in, the Finance Agreement, the Notes, or any other agreement entered into in connection therewith;

          (v) any failure by OPIC to take any steps to preserve its rights to any Lien or in any Security Document securing the Loan, or any failure by OPIC to perfect or keep perfected its Liens in any collateral relating to the Loan, the Finance Agreement, or the Notes;

          (vi) any right, claim or defense, waiver, surrender, or compromise that the Sponsor may have under or in respect of this Agreement or otherwise;

          (vii) any failure to pay Taxes that may have been payable in respect of the issuance or transfer of the Notes or to register the same with any governmental agency or instrumentality or to obtain any governmental order, license, or permit in connection with such issuance or transfer;




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                                       -8-


          (viii) any modification or amendment (whether material or otherwise) of, or waiver, or consent, or other action taken with respect to, the Finance Agreement, the Notes, or any other agreement or document delivered pursuant to the terms of the Finance Agreement, including, without limitation, any forbearance, indulgence in, or extension of time for the payment by the Company of any amount payable under or in connection with the Finance Agreement, or any Note, or for the performance of any of the other obligations of the Company thereunder (any of which modifications, amendments, waivers, or consents may be agreed to or granted without the approval or consent of the Sponsor);

          (ix) any law, regulation, decree, or judgment now or hereafter in effect which may in any manner affect any of the Company's obligations under the Finance Agreement or any Note or any of OPIC's rights thereunder, whether or not the Company has a defense valid against OPIC and whether or not other guarantors of such obligations, if any, contribute to such payments;

          (x) the voluntary or involuntary liquidation, sale, or other disposition of all or any portion of the Company's assets, or the receivership, insolvency, bankruptcy, reorganization, or similar proceedings affecting the Company or its assets, or the release or discharge of the Company from any of its obligations under the Finance Agreement, or any Note, or the consolidation or merger of the Company;

          (xi) the recovery of any judgment against the Sponsor or any action to enforce the same, the insolvency or bankruptcy of the Sponsor, or any discharge, stay, injunction, or modification of the obligation to pay a PCA Call;

          (xii) any change of circumstances, whether or not foreseeable, and whether or not any such change does or might vary the risk of the Sponsor hereunder; or

          (xiii) any other circumstances, whether similar or dissimilar to the foregoing, that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Sponsor in respect of any of its obligations under this Agreement, the Company, or any guarantor or surety.

     (b) This Agreement is a guaranty of payment and not of collection. OPIC may require payment by the Sponsor and enforce the obligations of the Sponsor hereunder without first being required to:

          (i) enforce OPIC's claims against the Company or any other Person, firm, corporation, governmental authority, or other entity; or

          (ii) resort to any security or other guaranty for the Loan or the PCA Call Amount; or

          (iii) take any action except (in the case of obligations of the Sponsor pursuant to Section 3(a)) as provided in Section 3(e)(i) prior to receiving payment hereunder.




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                                       -9-


     (c) Notwithstanding anything to the contrary in this Agreement, the Sponsor agrees that OPIC may, at any time and from time to time, either before or after the maturity of the Loan, without notice to or further consent of such Sponsor, extend the time of payment of, exchange, or surrender any collateral for, or renew the Loan, and that OPIC may also make any agreement with the Company, or with any other party to or Person liable on the Loan or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification, waiver, discharge, release, or settlement of the terms thereof or of any agreement between OPIC, the Company, and the Sponsor (including, without limitation, this Agreement), or any other party or Person, without in any way impairing or affecting the obligations and liabilities of such Sponsor under this Agreement or requiring the written agreement or consent of such Sponsor and the Company, as the case may be.

SECTION 5. WAIVER.

     The Sponsor hereby unconditionally waives presentment, demand, diligence, filing of claims with a court in the event of insolvency or bankruptcy of the Company, and any right to require a proceeding first against the Sponsor or the Company, and waives protest, notice (including notice of default of the Company), and all demands whatsoever of any kind to which such Sponsor might otherwise be entitled under applicable law with respect to the PCA Call Amounts. The Sponsor hereby unconditionally agrees that its guaranty hereunder will not be discharged except by complete performance of the obligations contemplated under Section 3. The Sponsor also waives all notices of the existence, creation, or incurring of any new or additional Indebtedness by the Company under the Financing Documents.

SECTION 6. REINSTATEMENT OF GUARANTY.

     The payment obligations of the Sponsor pursuant to this Agreement shall remain in full force and effect or shall be reinstated, as the case may be, if and to the extent that at any time any payment by the Company of any amount due and guaranteed hereunder is rescinded or must be returned, in whole or in part, in case of the bankruptcy, insolvency, or reorganization of the Company or otherwise, as if such payment had never been made by the Company.

SECTION 7. PAYMENTS FREE AND CLEAR OF TAXES, ETC.

     Any and all sums payable by the Sponsor hereunder shall be paid in full, free of any deductions or withholdings for any and all present and future Taxes. If the Sponsor shall be required by law to deduct any Taxes from or in respect of any sum payable to OPIC (i) the sum payable shall be increased as may be necessary so that after making all required deductions OPIC receives an amount equal to the sum it would have received had no such deductions been required,
(ii) such Sponsor shall make such deductions, and (iii) such Sponsor shall pay tile full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If OPIC pays any Taxes, such Sponsor shall, upon demand from OPIC, promptly reimburse OPIC in full for such payments.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

     (a) The Sponsor represents and warrants to OPIC that:

     (i) As of the date hereof, the authorized capital of the Company consists of (a) 9,000,000 Class A ordinary shares of no par value (the "Class A Shares"), of which 1,860,000 shares are issued and outstanding; and (b) 1,000,000 Class B ordinary shares of no par value (the "Class B Shares"), of which 206,667 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding Class A Shares are owned beneficially and of record by PGL, and all of the issued and outstanding Class B Shares are owned beneficially and of record by the Government of the Republic of Ghana. Except as set forth in Schedule 3.05 to the Finance Agreement, there are no outstanding subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of the capital stock of the Company.

     (ii) One hundred percent (100%) of the issued and outstanding shares of PGL is owned beneficially and of record by PGH, and all such issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Schedule 3.05 to the Finance Agreement, there are no outstanding subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, requires the issuance of, or otherwise relate to any class of the capital stock of PGL.

     (iii) All of the issued and outstanding shares of capital stock of PGH are owned beneficially and of record by the Sponsor, and all such issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Schedule 3.05 to the Finance Agreement, there are no outstanding subscriptions, options, warrants, calls agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of the capital stock of PGH.

     (iv) It is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation referred to in the introductory paragraph of this Agreement, and has all requisite power and authority, corporate, partnership or otherwise, to execute, deliver and perform this Agreement in accordance with the terms hereof.

     (v) All necessary actions to authorize its execution, delivery, and performance of this Agreement have been taken.

     (vi) This Agreement has been duly executed and delivered by the Sponsor and constitutes its legal, valid, and binding obligation enforceable against it in accordance with the terms hereof, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (vii) All governmental approvals that are necessary for the execution and delivery by it of this Agreement and the performance of its obligations hereunder have been duly obtained and are in full force and effect.

     (viii) Neither it nor any of its properties has any immunity (or right to claim that it has any immunity) from the jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, or otherwise).

     (ix) The execution, delivery, and performance by it of this Agreement do not require the consent or approval of any of its creditors and will not conflict with or constitute a breach or default under or violate any provision of the Charter Documents of the Sponsor or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to it.

     (x) Its balance sheet as at December 31, 1995, and the related statement of its income and retained earnings for the fiscal year then ended, certified by independent public accountants, and its unaudited balance sheet as at June 30, 1996, and the related statement of its income and retained earnings for the fiscal year then ended, as certified by an Authorized Officer of the Sponsor copies of all of which have been furnished to OPIC, fairly present the financial condition of the Sponsor as at such date and the results of its operations for the period ended on such date, all in accordance with U.S. GAAP, and since such date, there has been no change in its financial condition or prospects that could have a Material Adverse Effect.

     (xi) Each representation and warranty made by the Company to OPIC in the Finance Agreement is true and correct.

     (xii) No Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default under the Finance Agreement or under any agreement or instrument evidencing any Indebtedness of the Sponsor that gives the holder thereof the right to accelerate payment of such Indebtedness prior to its scheduled maturity, has occurred and is continuing, and no such event will occur upon its execution, delivery, or performance of this Agreement.




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                                      -12-


     (xiii) No action, suit, other legal proceeding, arbitral proceeding, or investigation is pending by or before any domestic or foreign court or governmental authority or in any arbitral or other forum, or, to the best knowledge of the Sponsor, is threatened, against it or any of its properties or rights that (i) relates to any of the transactions contemplated by this Agreement or any other Financing Document, or (ii) has, or if adversely determined could have, a Material Adverse Effect.

     (b) The Sponsor further represents and warrants to OPIC, as follows, which representations and warranties shall survive the execution of the Finance Agreement and any expiration or termination of the Commitment:

     (i) The Sponsor and its respective officers, directors, employees, and agents have complied in all material respects with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights or privileges in respect of the Project.

     (ii) The Company is otherwise conducting its business in compliance in all material respects with all applicable Corrupt Practices Laws.

     (iii) The internal management and accounting practices and controls of the Company and the Sponsor are adequate to ensure compliance with applicable Corrupt Practices Laws.

SECTION 9. COVENANTS OF THE SPONSOR.

     Unless OPIC otherwise agrees in writing the Sponsor covenants and agrees, until the Completion Date, as follows:

     (a) The Sponsor shall promptly notify OPIC of each event that constitutes, or (in the case of events of which the Sponsor is aware) which with the lapse of time or the giving of notice or both could constitute, an Event of Default under the Finance Agreement, and of the occurrence of any other condition or event that could have a Material Adverse Effect.

     (b) The Sponsor shall, upon request of OPIC, give, or cause to be given to, any representatives of OPIC access during normal business hours, and permit them to examine, copy, and make extracts from, any and all records and documents in the possession or subject to the control of the Sponsor relating to its operations and financial affairs (to the extent related to the Company or to the credit standing of the Sponsor), and upon reasonable prior notice shall permit such representatives to inspect any of its facilities or properties during normal business hours.

     (c) The Sponsor shall furnish to OPIC on or before the 60th day after the close of each quarter of each of its fiscal years, its quarterly report on Form 10-Q or, if no such report shall be available, its consolidated and consolidating balance sheets as at the close of such quarter and its income statement and statement of changes in financial position for such quarter, prepared in accordance with U.S. GAAP, certified by its chief financial officer as being complete and correct in all material respects and fairly presenting the financial condition of the Sponsor as at the close of such quarter and the results of its operations for such quarter, PROVIDED that any such quarterly balance sheets, income statements or statements of changes in financial position will be subject to normal year-end audit adjustments and, to the extent that they will not include footnotes, need not be in accordance with U.S. GAAP.

     (d) The Sponsor shall furnish to OPIC on or before the 120th day after the end of each of its fiscal years, its consolidated and consolidating balance sheets as at the close of such fiscal year and its income statement and statement of changes in financial position for such fiscal year, prepared in accordance with U.S. GAAP, certified by a firm of independent accountants (selected by it and acceptable to OPIC) as fairly presenting the financial condition of the Sponsor as at the close of such fiscal year and the results of its operations for such fiscal year.

     (e) It shall maintain at all times a Tangible Net Worth at least equal to $104,000,000.

     (f) The Sponsor shall vote or cause to be voted all of the shares of the Company presently held by it, as well as any other shares that it may directly or indirectly acquire or control in the future, in such manner, and take or cause to be taken any actions, corporate or otherwise, as shall be necessary to achieve the prompt and effective implementation and performance of all of the provisions of this Agreement.

     (g) The Sponsor shall furnish to OPIC from time to time such other statements and information as OPIC may reasonably request.

SECTION 10. SUBROGATION AND SUBORDINATION.

     The Sponsor shall be subrogated to all rights of OPIC in the Loan or any Note to the extent of any amounts paid by it under Section 3(a)(ii) or 3(b); PROVIDED that until all amounts due or that may become due under or in respect of the Finance Agreement or the Notes have been paid in full, the Sponsor shall not enforce such interest or accept any payment by the Company thereunder. In the event that the Sponsor receives any payment or distribution from the Company with respect to such interest, such Sponsor shall hold such payment or distribution in trust (as property of OPIC) and immediately pay over such amount or deliver to OPIC (with any necessary endorsement), such payment for application against the Loan.

SECTION 11. PAYMENTS.

     Any payments hereunder directed by OPIC to be paid (a) to OPIC, shall be paid to OPIC at the address set forth in Section 2.10(b) of the Finance Agreement, and for application in accordance with Section 2.10(d) of the Finance Agreement, or (b) to any other Person, shall be paid as OPIC may direct in the PCA Call.

SECTION 12. REMEDIES; NO WAIVER.

     (a) OPIC may proceed to protect and enforce its rights hereunder in any court or other tribunal by an action at law, suit in equity, or other appropriate proceedings, whether for damages, for the specific performance of any term hereof, or otherwise, or in aid of the exercise of any power granted hereby or by law. The Sponsor hereby agrees, jointly and severally, to pay to OPIC on demand such amount in Dollars as shall be sufficient to cover OPIC's costs and expenses of any action or such remedies, including, without limitation, reasonable attorneys' fees, expenses, and disbursements.

     (b) No failure or delay by OPIC in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any of its rights, powers, or remedies. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other legal right. No waiver of any such right shall be effective unless given in writing.

     (c) The rights or remedies provided for herein are cumulative and are not exclusive of any other rights, powers, or remedies provided by law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

SECTION 13. TIME OF ESSENCE.

     The parties hereto agree that time shall be of the essence of this Agreement.

SECTION 14. JURISDICTION AND CONSENT TO SUIT.

     (a) WITHOUT PREJUDICE TO THE RIGHTS OF OPIC OR THE COMPANY TO BRING SUIT IN ANY APPROPRIATE DOMESTIC OR FOREIGN JURISDICTION, ANY PROCEEDING TO ENFORCE THIS AGREEMENT MAY BE BROUGHT BY OPIC IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE DISTRICT OF COLUMBIA OF THE UNITED STATES OF AMERICA OR IN ANY OTHER JURISDICTION WHERE THE SPONSOR OR ANY OF ITS PROPERTY MAY BE FOUND. THE SPONSOR HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO ANY SUCH VENUE, AND IRREVOCABLY CONSENTS AND SUBMITS UNCONDITIONALLY TO THE NON-EXCLUSIVE JURISDICTION FOR ITSELF AND IN RESPECT OF ANY OF ITS PROPERTY OF ANY SUCH COURT. THE SPONSOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT, OR PROCEEDING BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE SPONSOR FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ITS OBLIGATION.

     (b) PRIOR TO THE FIRST CLOSING DATE, THE SPONSOR SHALL IRREVOCABLY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, 1025 VERMONT AVENUE, N.W., WASHINGTON, D.C. OR ANOTHER AGENT SATISFACTORY TO OPIC FOR SERVICE OF PROCESS IN THE DISTRICT OF COLUMBIA AS ITS AUTHORIZED AGENT TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF PROCESS IN ANY SUCH PROCEEDING, AND SHALL PROVIDE OPIC WITH EVIDENCE OF THE PREPAYMENT IN FULL OF THE FEES OF SUCH AGENT. THE SPONSOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT SHALL BE DEEMED AND HELD IN EVERY RESPECT TO BE EFFECTIVE PERSONAL SERVICE UPON IT. THE SPONSOR SHALL MAINTAIN SUCH APPOINTMENT (OR THAT OF A SUCCESSOR SATISFACTORY TO OPIC) CONTINUOUSLY IN EFFECT AT ALL TIMES WHILE THE COMPANY IS OBLIGATED UNDER THE FINANCE AGREEMENT OR ANY NOTE. NOTHING HEREIN SHALL AFFECT OPIC'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 15. SUCCESSORS AND ASSIGNS.

     This Agreement shall bind the successors and assigns of the Company and the Sponsor and shall inure to the benefit of OPIC, its successors, and assigns. Neither the Company nor the Sponsor may assign any of its obligations hereunder without the prior written consent of OPIC or its successors or assigns.

SECTION 16. BENEFITS OF AGREEMENT.

     Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder and under the Finance Agreement, any benefit or any legal or equitable right or remedy under this Agreement.

SECTION 17. NOTICES.

     Each notice, demand, report, or communication relating to this Agreement shall be in writing in the English language, shall be hand-delivered or sent by mail (postage prepaid), telegram, or facsimile transmission (with a copy by mail to follow, which copy shall not be required to effect notice), and shall be deemed duly given when sent to the following addresses, or to such other address or number as each party shall have last specified by notice to the other parties.

     To the Sponsor:

     The Pioneer Group, Inc.
     60 State Street
     Boston, Massachusetts 02109
     United States of America

          (Attention: Donald H. Hunter)

     (Telecopy: 617-422-4296)

     with copies to

     Hale and Dorr
     The Willard Office Building
     1455 Pennsylvania Avenue, N.W.
     Washington, D.C. 20004

          (Attention: David Sylvester, Esq.)

     (Facsimile: 202-942-8484)

     To Teberebie Goldfields Limited:

          Teberebie Goldfields Limited
          P.O. Box 6
          Tarkwa
          Ghana

     (Attention: Lucien Girard)

     (Telecopy: 011-233-362-273)
     with copies to

     Hale and Dorr
     The Willard Office Building
     1455 Pennsylvania Avenue, N.W.
     Washington, D.C. 20004

          (Attention: David Sylvester, Esq.)

     (Facsimile: 202-942-8484)

     To OPIC:

     Overseas Private Investment Corporation
     1100 New York Avenue, N.W.
     Washington, DC 20527
     United States of America

          (Attention: Vice President for Finance
                      (Telecopy: 202-408-9866)
                      Re: Teberebie project))

SECTION 18. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

SECTION 19. JURY TRIAL WAIVER.

     THE SPONSOR AND OPIC EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED THERETO.

SECTION 20. SEVERABILITY.

     If any provisions of this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality, and enforceability of such provision in other jurisdictions, and the validity, legality, and enforceability of the other provisions in such jurisdiction, shall not in any way, be affected or impaired thereby.

SECTION 21. AMENDMENTS.

     The provisions hereof may be waived, supplemented, or amended only by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

SECTION 22. WAIVER OF LITIGATION PAYMENTS.

     In the event that any action or lawsuit is initiated by or on behalf of OPIC against the Company, the Sponsor, or any other party to any Financing Document, the Sponsor, to the fullest extent permissible under applicable law, irrevocably waives its right to, and agrees not to request, plead, or claim that an OPIC Plaintiff post, pay, or offer, any Litigation Payment, and the Sponsor further waives any objection it may now or hereafter have to an OPIC Plaintiff's claim that such OPIC Plaintiff should be exempt or immune from posting, making, or offering any such Litigation Payment.

SECTION 23. INDEMNITY.

     The Sponsor shall indemnify and hold harmless OPIC and each of its directors, officers and employees (each, an "indemnified person") in connection with any losses, claims, damages, liabilities (or actions in respect thereof) or other expenses (including without limitation attorneys' fees and expenses as they are incurred in connection with investigating, preparing, or defending any such action or claim) (any of the foregoing being a "Loss" and collectively "Losses") to which such indemnified person may become subject arising out of or relating to this Agreement, the Financing Documents, or any of them or any of the transactions contemplated hereby or thereby; PROVIDED that such indemnity shall not apply to the extent that there is a final determination that the Loss resulted from (a) the gross negligence or willful misconduct of the indemnified person, (b) a failure by OPIC to fulfill its guarantee obligations with respect to the Loan or (c) a failure by the Company to pay its financial obligations under the Financing Documents (except to the extent arising from fraud or misrepresentation). This indemnity obligation shall survive the execution of the Finance Agreement and the expiration, termination or other modification of this Agreement or the Commitment.

SECTION 24. COUNTERPARTS.

     This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

SECTION 25. TERMINATION.

     Except as otherwise expressly set forth herein, the obligations of the Sponsor hereunder shall terminate upon the earlier of the Completion Date, or the date on which all principal, interest, fees, and expenses due pursuant to the Finance Agreement or under the Notes have been indefeasibly paid in full and the Company has no further right to request Disbursements of the Loan or to cause Notes to be issued.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

                              TEBEREBIE GOLDFIELDS LIMITED


                              By: /s/ Lucien Girard
                                  -----------------------------------
                                  Name:  Lucien Girard
                                  Title: Managing Director


                              THE PIONEER GROUP, INC.


                              By: /s/ William H. Keough
                                  ----------------------------------
                                  Name:  William H. Keough
                                  Title: Senior Vice President, Treasurer, and
                                         Chief Financial Officer

                              OVERSEAS PRIVATE INVESTMENT
                               CORPORATION


                              By: /s/
                                  ---------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                        [FORM OF COMPLETION CERTIFICATE]


DATE:  __________________

TO:

Overseas Private Investment Corporation ("OPIC")
1100 New York Avenue, N.W.
Washington, D.C. 20527
Attn.: Vice President for Finance

This Completion Certificate is submitted to OPIC pursuant to Section 3(d)(vi) of the Project Completion Agreement, dated as of __________, 1996 (the "Project Completion Agreement"), among The Pioneer Group Inc., a corporation organized and existing under the laws of Delaware ("the Sponsor"), Teberebie Goldfields Limited, a corporation organized and existing under the laws of the Republic of Ghana, and OPIC.

All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Project Completion Agreement.

The undersigned hereby certifies that [he][she] is an Authorized Officer of the Sponsor, and further certifies that as of the date hereof each of the requirements set forth below has been satisfied as of the date hereof:

1. As required by Section 3(d)(i) (PHYSICAL COMPLETION TESTS): all buildings, equipment, facilities, and necessary infrastructure for the Project have been procured, constructed, and installed utilizing first-class standards of workmanship and materials and in accordance with the Project plans and specifications, are operational and in good working condition, and meet manufacturers' specifications and the terms of applicable construction agreements;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 1 [attach relevant supporting evidence] [NOTE: Relevant supporting evidence might include an independent consultant's report, accountants' certificate, opinions of counsel, Authorized Officer's Certificate from the Sponsor(s) and/or the Company, audited Financial Statements, etc.].

2. As required by Section 3(d)(ii) (OPERATIONAL COMPLETION TESTS), the Company has demonstrated its production capabilities by producing 195,000 troy ounces of gold over a period of six consecutive months;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 2A [attach relevant supporting evidence].

3. As required by Section 3(d)(iii)(A) (LEGAL CONDITIONS), the Company has good freehold title or valid leasehold interests free and clear of all Liens and encumbrances (except for Permitted Liens) to all of the land and all buildings, equipment, and facilities referred to above, and to all other facilities now known to be required for the Project;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3A [attach relevant supporting evidence].

As required by Section 3(d)(iii)(B) (LEGAL CONDITIONS), the Company has granted Liens in favor of OPIC (x) with respect to all of the assets on which Liens were to have been granted as a condition to the first Disbursement of the Loan as contemplated by Section 4.03(b) of the Finance Agreement and (y) as required in accordance with the terms of the Security Documents and Section 6.12 of the Finance Agreement;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3B [attach relevant supporting evidence].

As required by Section 3(d)(iii)(c) (LEGAL CONDITIONS), the Company has met all of its material obligations of any kind through the Completion Date (other than obligations that have been waived), including, without limitation, payment of all amounts at any time to become due under contracts for construction, procurement, installation, and improvement of land, buildings, equipment, and facilities for the Project;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3C [attach relevant supporting evidence].

As required by Section 3(d)(iii) (D) (LEGAL CONDITIONS), each Financing Document remains in full force and effect;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3D [attach relevant supporting evidence].

As required by Section 3(d)(iii) (E) (LEGAL CONDITIONS), no Event of Default (or condition or event that, with the giving of notice, or lapse of time, or both, could constitute an Event of Default) under the Finance Agreement exists as of the date hereof; and

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3E [attach relevant supporting evidence].

4. As required by Section 3(d)(iv)(A)(FINANCIAL TESTS), the ratio of the Company's Indebtedness to its Tangible Net Worth does not exceed 1.5 to 1; and

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 4A [attach relevant supporting evidence].

As required by Section 3(d)(iv)(B)(FINANCIAL TESTS), the Company has made at least one principal repayment on the Loan as and when due from cash flow generated from the Project.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 4B [attach relevant supporting evidence].

5. As required by Section 3(d)(v)(A)(ENVIRONMENTAL TESTS), the Company has provided OPIC with (x) a final plan, satisfactory to OPIC, including a schedule for implementation, to ensure that operations and waste rock disposal do not produce significant environmental impacts and (y) an erosion and sediment control plan, satisfactory to OPIC, including a schedule for implementation, that when implemented will cause the Company to be in compliance with the Environmental Standards for erosion and sediment control or otherwise includes significant conservation and mitigation measures satisfactory to OPIC;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 5A [attach relevant supporting evidence].

As required by Section 3(d)(v)(B)(ENVIRONMENTAL TESTS), the Company has caused SGS Environment: A Division of SGS Laboratory Services (Ghana) Limited to update the Environmental Impact Statement draft dated November, 1995, to confirm that the Company's revised plans for both pH levels and discharge of cyanide at final closure of the Teberebie Mine are consistent with the Environmental Standards;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 5B [attach relevant supporting evidence].

As required by Section 3(d)(v)(C)(ENVIRONMENTAL TESTS), the Company has revised the Environmental Action Plan dated April, 1996, to include a solid waste management plan satisfactory to OPIC, including a schedule for implementation; and

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 5C [attach relevant supporting evidence].

As required by Section 3(d)(v)(D)(ENVIRONMENTAL TESTS), the Company has fully completed all aspects of implementation of the plans referred to in paragraphs
(A) and (C) of Section 3(d)(v).

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 5D [attach relevant supporting evidence].

The undersigned further certifies that the documents and materials attached hereto as Schedules are true, correct, and complete originals or copies.

The undersigned understands that Section 237(n) of the Foreign Assistance Act of 1961, as amended, provides for imprisonment, as well as fines, for knowingly submitting false statements or reports or willfully overvaluing any land, property, or security for the purpose of influencing in any way the actions of OPIC with respect to an OPIC-financed project.

IN WITNESS WHEREOF, [each of] the undersigned has hereunto set [his][her] hand on this __ day of ____________,199__.




__________________________________
[PRINTED NAME OF AUTHORIZED OFFICER]
[TITLE OF AUTHORIZED OFFICER]
The Pioneer Group, Inc.